Calculation of Filing Fee Tables
S-8
Baldwin Insurance Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	Other	2,369,668	$ 16.57	$ 39,265,398.76	0.0001381	$ 5,422.55
Total Offering Amounts:						$ 39,265,398.76		$ 5,422.55
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,422.55
Offering Note
[1]	(1) This Registration Statement on Form S-8 (this Registration Statement) covers shares of Class A common stock, $0.01 par value per share (Class A Common Stock), of The Baldwin Insurance Group, Inc. (the Company or Registrant) (i) authorized for issuance under The Baldwin Insurance Group, Inc. Omnibus Incentive Plan (the Plan) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), any additional shares of Class A Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price per Unit and the Maximum Aggregate Offering Price are based on the average of the high ($16.91) and low ($16.22) prices of the Registrants Class A Common Stock as reported on the NASDAQ Global Select Market on February 20, 2026, rounded up to the nearest penny. (3) Rounded up to the nearest penny.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A